                                                                  EXHIBIT (99)-3


                      The Banc Corporation and Subsidiaries

                 Supplemental Consolidated Financial Statements

                     Years ended December 31, 1998 and 1997




                                    CONTENTS

Report of Independent Auditors..........................................................................1
Report of Independent Auditors..........................................................................2
Supplemental Consolidated Statements of Financial Condition.............................................3
Supplemental Consolidated Statements of Operations......................................................5
Supplemental Consolidated Statements of Cash Flows......................................................6
Supplemental Consolidated Statements of Changes in Stockholders' Equity.................................8
Notes to Supplemental Consolidated Financial Statements.................................................9

                         Report of Independent Auditors


Board of Directors
The Banc Corporation

We have audited the accompanying supplemental consolidated statements of financial condition of The Banc Corporation and Subsidiaries as of December 31, 1998 and 1997 and the related supplemental consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. The supplemental consolidated financial statements give retroactive effect to the merger of The Banc Corporation and Emerald Coast Bancshares, Inc. on February 12, 1999 which has been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These financial statements are the responsibility of the management of The Banc Corporation. Our responsibility is to express an opinion on these supplemental financial statements based on our audits. We did not audit the financial statements of Emerald Coast Bancshares, Inc., which statements reflect total assets constituting 16% in 1998 and 15% in 1997, and net interest income constituting 17% in 1998, 11% in 1997, and 2% in 1996 of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Emerald Coast Bancshares, Inc., is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Banc Corporation and Subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, after giving retroactive effect to the merger of Emerald Coast Bancshares, Inc. as described in the notes to the supplemental consolidated financial statements in conformity with generally accepted accounting principles.


                                           /s/ Ernst & Young LLP


Birmingham, Alabama
March 19, 1999

                          INDEPENDENT AUDITOR'S REPORT

         Board of Directors
         The Banc Corporation

         We have audited and reported on the consolidated statements of financial condition of Emerald Coast Bancshares, Inc. and Subsidiary as of December 31, 1998 and 1997 and the consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1998 and 1997, and for the four months ended December 31, 1996 prior to their inclusion in the supplemental consolidated financial position of The Banc Corporation and Subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the management of Emerald Coast Bancshares, Inc. and Subsidiary. Our responsibility is to express an opinion on these financial statements based on our audits. The contribution to the assets of the supplemental consolidated financial statements of The Banc Corporation by Emerald Coast Bancshares, Inc. and Subsidiary represented 16% in 1998 and 15% in 1997, and to net interest income 17% in 1998, 11% in 1997, and 2% in 1996 of the related consolidated totals.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Emerald Coast Bancshares, Inc. and Subsidiary as of December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for the years ended December 31, 1998 and 1997 and for the four months ended December 31, 1996 in conformity with generally accepted accounting principles.



         /s/ Saltmarsh, Cleaveland & Gund


         Pensacola, Florida
         March 19, 1999

                      The Banc Corporation and Subsidiaries

           Supplemental Consolidated Statements of Financial Condition
                  (Amounts in thousands, except per share data)

                                                       DECEMBER 31
                                                  1998            1997
                                                ------------------------
ASSETS
Cash and due from banks                         $ 25,595        $ 15,020
Interest bearing deposits in other banks             158             200
Federal funds sold                                14,435          27,605
Securities available for sale                     77,442          56,142
Securities held-to-maturity (fair value of
   $26,309 in 1997)                                   --          26,298
Mortgage loans held for sale                       4,899              --
Loans                                            366,167         218,069
Unearned income                                     (788)         (1,239)
                                                ------------------------
Loans, net of unearned income                    365,379         216,830
Less allowance for loan losses                    (4,533)         (2,516)
                                                ------------------------
   Net loans                                     360,846         214,314

Premises and equipment, net                       28,515          17,291
Accrued interest receivable                        3,791           3,194
Stock in FHLB and Federal Reserve Bank             1,760             649
Other assets                                       6,953           2,997



                                                ------------------------
                                                $524,394        $363,710
                                                ========================


See notes to supplemental consolidated financial statements.

                                                                   DECEMBER 31
                                                               1998          1997
                                                             ----------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
   Non-interest bearing demand                               $ 67,963      $ 39,864
   Interest-bearing demand                                    124,761        65,172
   Savings                                                     25,609        23,501
   Time deposits $100,000 and over                             66,779        61,406
   Other time                                                 150,254       116,842
                                                             ----------------------
   Total deposits                                             435,366       306,785

Advances from FHLB                                             23,160            --
Other borrowed funds                                            3,700         8,229
Accrued expenses and other liabilities                          4,957         3,199
                                                             ----------------------
Total liabilities                                             467,183       318,213

Stockholders' equity:
   Preferred stock, par value $.001 per share; shares
     authorized 5,000,000; shares issued -0-                       --            --
   Common stock, par value $.001 per share; shares
     authorized 25,000,000; shares issued 11,973,180 in
     1998 and 10,374,242 in 1997                                   12            10
   Surplus                                                     42,888        30,481
   Retained earnings                                           14,233        14,770
   Accumulated other comprehensive income                          78           236
                                                             ----------------------
Total stockholders' equity                                     57,211        45,497
                                                             ----------------------
                                                             $524,394      $363,710
                                                             ======================


See notes to supplemental consolidated financial statements.

                      The Banc Corporation and Subsidiaries

               Supplemental Consolidated Statements of Operations
                  (Amounts in thousands, except per share data)

                                                                YEAR ENDED DECEMBER 31
                                                            1998          1997         1996
                                                          -----------------------------------
Interest income:
   Interest and fees on loans                             $ 27,430       $19,378      $12,698
   Interest on taxable securities                            4,725         4,795        3,613
   Interest on tax exempt securities                           715           493          596
   Interest on federal funds sold                              941           955        1,002
   Interest and dividends on other investments                 198            83           65
                                                          -----------------------------------
   Total interest income                                    34,009        25,704       17,974

Interest expense:
   Interest on deposits                                     15,328        11,823        7,997
   Interest expense on advances from FHLB and other
       borrowed funds                                          590           129           28
                                                          -----------------------------------
Total interest expense                                      15,918        11,952        8,025
                                                          -----------------------------------
Net interest income                                         18,091        13,752        9,949
Provision for loan losses                                    3,433         1,849          966
                                                          -----------------------------------
Net interest income after provision for loan losses         14,658        11,903        8,983

Noninterest income:
   Service charges and fees                                  2,251         1,862        1,622
   Gain on sale of loans                                       232            25           --
   Securities gains                                            272           217           52
   Other                                                       466           216          292
                                                          -----------------------------------
   Total noninterest income                                  3,221         2,320        1,966

Noninterest expense:
   Salaries and employee benefits                            9,276         6,493        5,068
   Occupancy and equipment                                   2,908         1,951        1,507
   Merger related costs                                      1,466            --           --
   Other                                                     5,574         3,405        2,881
                                                          -----------------------------------
   Total noninterest expenses                               19,224        11,849        9,456
                                                          -----------------------------------
(Loss) income before income taxes                           (1,345)        2,374        1,493
Income tax (benefit) expense                                  (978)          696          390
                                                          -----------------------------------
Net (loss) income                                         $   (367)      $ 1,678      $ 1,103
                                                          ===================================

Average common shares outstanding                           11,011         8,449        7,217
Average common shares outstanding, assuming dilution        11,011         8,568        7,314
Basic and diluted net (loss) income per common share      $   (.03)      $   .20      $   .15
Dividends per common share                                      --           .09          .08


See notes to supplemental consolidated financial statements.

                      The Banc Corporation and Subsidiaries

               Supplemental Consolidated Statements of Cash Flows
                  (Amounts in thousands, except per share data)

                                                                     YEAR ENDED DECEMBER 31
                                                               1998           1997           1996
                                                            ---------------------------------------
OPERATING ACTIVITIES
Net (loss) income                                           $    (367)      $  1,678       $  1,103
Adjustments to reconcile net (loss) income to net cash
    (used) provided by operations:
     Depreciation                                               1,634            965            698
     Net amortization (accretion) of securities                   293           (265)           (75)
     Gain on sale of securities available for sale
                                                                 (272)          (217)           (52)
     Provision for loan losses                                  3,433          1,849            966
     Increase in mortgage loans held for sale                  (4,899)            --             --
     Increase in accrued interest receivable                     (234)          (541)          (443)
     Deferred income tax benefit                               (1,697)            (5)          (378)
     Other changes, net                                         1,702             24            172
                                                            ---------------------------------------
Net cash (used) provided by operating activities                 (407)         3,488          1,991

INVESTING ACTIVITIES
Proceeds from maturity of interest bearing deposits
                                                                  241             --            202
Decrease (increase) in federal funds sold                      21,420        (14,135)         3,890
Proceeds from sales of securities available for
   sale                                                        61,109         28,185          9,107
Proceeds from maturities of securities available
   for sale                                                    39,509          8,951         10,071
Proceeds from maturities of securities held to
    maturity                                                   15,028         12,137         10,178
Purchase of securities available for sale                     (69,468)       (38,661)       (30,744)
Purchase of securities held to maturity                       (23,520)       (14,568)       (11,330)
Net increase in loans                                        (137,017)       (64,847)       (52,531)
Net cash paid in business combination                          (5,786)            --             --
Purchase of premises and equipment                            (14,670)        (4,851)        (4,610)
Proceeds from sale of bank premises                             3,795             --             --
Other investing activities, net                                (3,429)          (404)          (226)
                                                            ---------------------------------------
Net cash used in investing activities                        (112,788)       (88,193)       (65,993)

                      The Banc Corporation and Subsidiaries

                             (Amounts in thousands)

                                                                        YEAR ENDED DECEMBER 31
                                                                 1998           1997           1996
                                                               --------------------------------------
FINANCING ACTIVITIES
Net increase in demand and savings deposits                    $ 66,339        $29,477        $48,488
Net increase in time deposits                                    26,642         42,425         13,837
Increase (decrease) in FHLB advances                             23,160         (1,600)         1,600
Payment on assumed debt                                              --         (1,513)            --
(Payments) advances of other borrowed funds                      (4,529)         7,980         (1,005)
Proceeds from issuance and reissuance of common stock            12,279         17,890          7,764
Repurchase of common stock                                           --         (9,496)           (16)
Dividends paid by pooled subsidiary                                (121)          (389)          (364)
                                                               --------------------------------------
Net cash provided by financing activities                       123,770         84,774         70,304
                                                               --------------------------------------
Increase in cash and due from banks                              10,575             69          6,302
Cash and due from banks at beginning of year                     15,020         14,951          8,649
                                                               --------------------------------------
Cash and due from banks at end of year                         $ 25,595        $15,020        $14,951
                                                               ======================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
         Interest                                              $ 15,433        $11,710        $ 7,703
         Income taxes                                               455            889            796
    Noncash transactions:
     Assets acquired in business combination                   $ 43,413        $    --             --
     Liabilities assumed in business combination                 36,113             --             --
     Real estate acquired by assuming  related  liability
       and issuing common stock                                      --          4,534             --
     Minority interest in subsidiary  acquired by issuing
       common stock                                                 130             --             --


See notes to supplemental consolidated financial statements.

                      The Banc Corporation and Subsidiaries

     Supplemental Consolidated Statements of Changes in Stockholders' Equity
                    (Amounts in thousands except share data)

                                                                                            ACCUMULATED
                                                                                               OTHER
                                                                                           COMPREHENSIVE                 TOTAL
                                                          COMMON                  RETAINED     INCOME     TREASURY    STOCKHOLDERS'
                                                          STOCK       SURPLUS     EARNINGS     (LOSS)      STOCK        EQUITY
                                                        ---------------------------------------------------------------------------
Balance at January 1, 1996                                 $ 7        $12,083     $12,795       $ 261      $   --       $25,146
Comprehensive income:
   Net income                                               --             --       1,103          --          --         1,103
   Other comprehensive (loss), net of taxes of $149:
     Unrealized  losses on  securities  available for
       sale, net of reclassification adjustment             --             --          --        (286)         --          (286)
                                                                                                                      -------------
   Comprehensive income                                                                                                     817
Dividends declared by pooled subsidiary                     --             --        (364)         --          --          (364)
Issuance of 1,508,461 shares of common stock,
   net of direct costs                                       1          7,714          --          --          --         7,715
Stock options exercised                                     --             50          --          --          --            50
Purchase of 7,454 shares of treasury stock                  --             --          --          --         (16)          (16)
Retirement of 7,454 shares of treasury stock                --             --         (16)         --          16            --
                                                        ---------------------------------------------------------------------------
Balance at December 31, 1996                                 8         19,847      13,518         (25)         --        33,348
Comprehensive income:
   Net income                                               --             --       1,678          --          --         1,678
   Other comprehensive income, net of taxes of $136:
     Unrealized gains on securities available for
       sale, net of reclassification adjustment             --             --          --         261          --           261
                                                                                                                      -------------
   Comprehensive income                                                                                                   1,939
Dividends declared by pooled subsidiary                     --             --        (389)         --          --          (389)
Issuance of 1,778,215 shares of common stock, net
   of direct costs                                           2          8,429          --          --          --         8,431
Acquisition of building through issuance of
   460,500 shares of common stock                           --          2,205          --          --          --         2,205
Purchase of 1,990,908 shares of treasury stock              --             --          --          --      (9,496)       (9,496)
Reissuance of treasury stock                                --             --          --          --       9,459         9,459
Retirement of 14,908 shares of treasury stock               --             --         (37)         --          37            --
                                                        ---------------------------------------------------------------------------
Balance at December 31, 1997                                10         30,481      14,770         236          --        45,497
Comprehensive loss:
   Net loss                                                 --             --        (367)         --          --          (367)
   Other comprehensive (loss) net of taxes of $108:
     Unrealized losses on securities available for
       sale, arising during the period, net of
       reclassification adjustment                          --             --          --        (158)         --          (158)
                                                                                                                      -------------
   Comprehensive loss                                                                                                      (525)
Issuance of 1,526,054 shares of common stock,
   net of direct costs                                       2         12,102          --          --          --        12,104
Stock options exercised                                     --            291          --          --          --           291
Restricted shares issued by pooled subsidiary               --            114          --          --          --           114
Redemption of common stock by pooled subsidiary             --             --         (49)         --          --           (49)
Dividends paid by pooled subsidiary                         --             --        (121)         --          --          (121)
                                                        ---------------------------------------------------------------------------
Balance at December 31, 1998                              $ 12        $42,888     $14,233       $  78         $--       $57,211
                                                        ===========================================================================


See notes to supplemental consolidated financial statements.

                      The Banc Corporation and Subsidiaries

             Notes to Supplemental Consolidated Financial Statements


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Banc Corporation (Corporation) is a bank holding company incorporated under the laws of Delaware in April 1998 and headquartered in Birmingham, Alabama. The Corporation was established so that Warrior Capital Corporation (Warrior) could merge into the Corporation and thereby change its name to "The Banc Corporation" and its domicile from Alabama to Delaware. Warrior merged with the Corporation on September 24, 1998. During the fourth quarter of 1998, the Corporation acquired four financial institutions: Commercial Bancshares of Roanoke, Inc. and its subsidiary, the Commercial Bank of Roanoke (Roanoke), on October 16, 1998; City National Corporation and its subsidiary, City National Bank of Sylacauga (City National), on October 30, 1998; First Citizens Bancorp, Inc. and First Citizens Bank of Monroe County (First Citizens), on October 30, 1998; and Commerce Bank of Alabama (Commerce), on November 6, 1998. Each of the acquired banks and their branches have been merged with and into The Bank resulting in a single bank with 17 branch offices in Alabama.

On February 12, 1999, the Corporation acquired Emerald Coast Bancshares, Inc. and its subsidiary, Emerald Coast Bank (Emerald). Emerald Coast Bank was formed on August 30, 1996. Emerald Coast Bancshares, Inc. was incorporated on August 16, 1997, at which time it acquired all of the outstanding shares of Emerald Coast Bank. Emerald Coast Bancshares, Inc. was merged into the Corporation on February 12, 1999. Emerald Coast Bank is a separate subsidiary of the Corporation with four branch offices in Northwest Florida. In February 1999, Emerald Coast Bank changed its charter from a state bank to a federal thrift.

BASIS OF PRESENTATION

The supplemental consolidated financial statements of the Corporation give retroactive effect to the mergers with Warrior, City National, First Citizens, Commerce and Emerald, which have been accounted for using the pooling of interests method as described in Note 13. The merger with Roanoke was accounted for as a purchase. The Corporation's supplemental consolidated statements of operations include the results of operations of Roanoke from October 16, 1998, its date of acquisition. All significant intercompany accounts and transactions have been eliminated.

                      The Banc Corporation and Subsidiaries

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


INVESTMENT SECURITIES

Investment securities are classified as either held-to-maturity, available for sale or trading at the time of purchase. The Corporation defines held-to-maturity securities as debt securities which management has the positive intent and ability to hold to maturity.

Held-to-maturity securities are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the effective yield method.

Securities available for sale are reported at fair value and consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities to be held to maturity. Unrealized holding gains and losses, net of deferred taxes, on securities available for sale are reported as a separate component of stockholders' equity until realized.

Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Interest income with respect to loans is accrued on the principal amount outstanding, except for interest on certain consumer loans, which is recognized over the term of the loan using a method which approximates a level yield.

                      The Banc Corporation and Subsidiaries

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the loan is impaired. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

Impaired loans are specifically reviewed loans for which it is probable that the Corporation will be unable to collect all amounts due according to the terms of the loan agreement. Impairment is measured by comparing the recorded investment in the loan with the present value of expected future cash flows discounted at the loan's effective interest rate, at the loans observable market price, or the fair value of the collateral if the loan is collateral dependent. A valuation allowance is provided to the extent that the measure of the impaired loans is less than the recorded investment. A loan is not considered impaired during a period of delay in payment if the ultimate collectibility of all amounts due is expected. Larger groups of homogenous loans such as consumer installment and residential real estate mortgage loans are collectively evaluated for impairment. Payments received on impaired loans for which the ultimate collectibility of principal is uncertain are generally applied first as principal reductions.

The allowance for loan loss is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes the collectibility of principal is unlikely. The allowance is the amount that management believes will be adequate to absorb possible losses on existing loans which may become uncollectible, based on evaluation of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.

                      The Banc Corporation and Subsidiaries

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

MORTGAGE LOANS HELD FOR SALE

Mortgage loans held for sale are carried at the lower of cost or market, determined on a net aggregate basis. Differences between the carrying amount of mortgage loans held for sale and the amounts received upon sale are credited or charged to income at the time the proceeds of the sale are collected. The fair values are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed over the estimated service lives of the assets using certain straight-line and accelerated methods, generally using five to fifty years for premises and five to ten years for furniture and equipment.

Expenditures for maintenance and repairs are charged to operations as incurred; expenditures for renewals and betterments are capitalized and written off by depreciation charges. Property retired or sold is removed from the asset and related accumulated depreciation accounts and any profit or loss resulting therefrom is reflected in the statement of operations.

INTANGIBLE ASSETS

Intangible assets, primarily goodwill, are included in other assets, net of amortization calculated on a straight-line basis over a fifteen-year period.

The Corporation reviews on a regular basis the carrying value of goodwill to determine if any impairment has occurred or if the period of recoverability has changed. If this review indicates that goodwill will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying value of the goodwill will be reduced by the estimated shortfall of such cash flows. At December 31, 1998 and 1997 goodwill, net of accumulated amortization totaled $867,000 and $414,000, respectively.

                      The Banc Corporation and Subsidiaries

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

OTHER REAL ESTATE

Other real estate, acquired through partial or total satisfaction of loans, is carried at the lower of cost or net realized value in other assets. At the date of acquisition, losses are charged to the allowance for loan losses. Gain or loss from the sale of other real estate is included in other expense.

INCOME TAXES

The supplemental consolidated financial statements are prepared on the accrual basis. The Corporation accounts for income taxes using the liability method pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse.

OFF BALANCE SHEET FINANCIAL INSTRUMENTS

In the ordinary course of business the Corporation has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements and commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

PER SHARE AMOUNTS

Earnings per share computations are based on the weighted average number of shares outstanding during the periods presented.

Diluted earnings per share computations are based on the weighted average number of shares outstanding during the period, plus the dilutive effect of stock options. All per share amounts reflect the adoption of SFAS No. 128, Earnings per Share.

                      The Banc Corporation and Subsidiaries

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION

SFAS No. 123, Accounting for Stock-Based Compensation (Statement 123) establishes a "fair value" based method of accounting for stock-based compensation plans and allows entities to adopt that method of accounting for their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by the Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees (Opinion 25). The Corporation has elected to follow Opinion 25 and related interpretations in accounting for its employee stock options. Under Opinion 25, because the exercise price of the Corporation's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Statement 123 requires the disclosure of pro forma net income and earnings per share determined as if the Corporation had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model. Option valuation models require the input of subjective assumptions. Because these assumptions are subjective, the effects of applying Statement 123 for pro forma disclosures are not likely to be representative of the effects on reported net income for future years.

RECENT ACCOUNTING PRONOUNCEMENTS

On January 1, 1998, the Corporation adopted SFAS No. 130, Reporting Comprehensive Income (Statement 130). This statement establishes standards for reporting the components of comprehensive income and requires that all items that are required to be recognized under accounting standards as components of comprehensive income be included in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes net income as well as certain items that are reported directly within a separate component of stockholders' equity and bypass net income. The adoption of Statement 130 had no impact on the Corporation's financial condition or results of operations.

                      The Banc Corporation and Subsidiaries

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

On December 31, 1998, the Corporation adopted SFAS No.131, Disclosures About Segments of an Enterprise and Related Information (Statement 131). This statement changes the reporting of segment information in annual financial statements and requires public companies to report selected segment information in interim financial reports to shareholders. Under the Statement's "management approach," public companies are to report financial and descriptive information about their operating segments. Operating segments are revenue-producing components of an enterprise for which separate financial information is produced internally and are subject to evaluation by the chief operating decision maker in deciding how to allocate resources to segments. The disclosure requirements of Statement 131 had no impact on the Corporation's financial condition or results of operations.

On December 31, 1998, the Corporation adopted SFAS No. 132, Employer's Disclosures about Pensions and Other Postretirement Benefits (Statement 132). This statement revises employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. It standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. The adoption of Statement 132 had no impact on the Corporation's financial condition or results of operation.

                      The Banc Corporation and Subsidiaries

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In June of 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (Statement 133). This statement established accounting and reporting standards for derivatives and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The statement continues to allow derivative instruments to be used to hedge various risks and sets forth specific criteria to be used to determine when hedge accounting can be used. It also establishes special accounting treatment for fair value hedges, cash flow hedges and foreign currency hedges. The accounting for qualifying hedges results in recognizing offsetting changes in value or cash flows of both the hedge and the hedged item in earnings in the same period. Changes in the fair value of derivatives that do not meet the criteria of a qualifying hedge or that represent the ineffective portion of a hedge are required to be recognized in earnings in the period of change. The provisions of this statement become effective for quarterly and annual reporting beginning January 1, 2000. The impact of adopting Statement 133 on the Corporation's financial condition or results of operations has not been determined at this time.

2.       INVESTMENT SECURITIES

The amounts at which investment securities are carried and their approximate fair values at December 31, 1998 are as follows:

                                                                   GROSS         GROSS          ESTIMATED
                                                  AMORTIZED     UNREALIZED     UNREALIZED         FAIR
                                                    COST           GAINS         LOSSES           VALUE
                                                  -------------------------------------------------------
                                                                     (in thousands)
Investment securities available for sale:
   Equity securities                               $   170          $ --          $ 25          $   145
   U.S. Treasury and agency securities               7,055            24             5            7,074
   State, county and municipal securities           18,245           448            18           18,675
   Mortgage-backed securities                       48,894           173           491           48,576
   Corporate debt                                    1,712            25            --            1,737
  Other securities                                   1,213            22            --            1,235
                                                   ----------------------------------------------------
         Total                                     $77,289          $692          $539          $77,442
                                                   ====================================================

                      The Banc Corporation and Subsidiaries

2.       INVESTMENT SECURITIES (CONTINUED)

The amounts at which investment securities are carried and their approximate fair values at December 31, 1997 are as follows:

                                                                   GROSS         GROSS          ESTIMATED
                                                  AMORTIZED     UNREALIZED     UNREALIZED         FAIR
                                                    COST           GAINS         LOSSES           VALUE
                                                  -------------------------------------------------------
                                                                     (in thousands)
Investment securities available for sale:
   Equity securities                               $   261          $ --          $ 38          $   223
   U.S. Treasury and agency securities              31,829            68            54           31,843
   State, county and municipal securities            7,699           353            --            8,052
   Mortgage-backed securities                       12,867           101            29           12,939
   Corporate debt                                    3,067            18            --            3,085
                                                   ----------------------------------------------------
         Total                                     $55,723          $540          $121          $56,142
                                                   ====================================================


Investment securities held to maturity:
   U.S. Treasury and agency securities             $16,444          $ 21          $ 56          $16,409
   State, county and municipal securities            3,545            61            13            3,593
   Mortgage-backed securities                        6,109            25            38            6,096
   Corporate debt                                      200            11            --              211
                                                   ----------------------------------------------------
         Total                                     $26,298          $118          $107          $26,309
                                                   ====================================================

Securities with an amortized cost of $40,151,000 and $35,066,000 at December 31, 1998 and 1997, respectively, were pledged to secure United States government deposits and other public funds and for other purposes as required or permitted by law.

The amortized cost and estimated fair values of investment securities at December 31, 1998, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                      The Banc Corporation and Subsidiaries

2.       INVESTMENT SECURITIES (CONTINUED)


                                              SECURITIES AVAILABLE FOR SALE
                                             ------------------------------
                                               AMORTIZED         ESTIMATED
                                                 COST            FAIR VALUE
                                             ------------------------------
                                                     (in thousands)
Due in one year or less                         $ 1,470          $ 1,469
Due after one year through five years             7,035            7,159
Due after five years through ten years            6,921            7,138
Due after ten years                              12,799           12,955
Mortgage-backed securities                       48,894           48,576
Equity securities                                   170              145
                                                ------------------------
                                                $77,289          $77,442
                                                ========================

Gross realized gains on sales of investment securities available for sale in 1998, 1997 and 1996 were $384,000, $245,000 and $82,000, respectively, and gross realized losses for the same periods were $112,000, $28,000 and $30,000, respectively.

During 1998 the Corporation transferred securities with a carrying value of $34,790,000 and fair value of $34,988,000 from the held to maturity category to available for sale. The unrealized gain of $198,000 at the date of transfer has been recognized in other comprehensive income net of deferred income taxes of $79,000. The securities were transferred in order to provide liquidity to the Corporation to meet the increasing loan demand being generated from its Birmingham branch which opened on July 1, 1998.

The components of other comprehensive loss for the year ended December 31, 1998 are as follows:

                                                         Pre-tax      Income Tax       Net of Income
                                                          Amount   (Benefit) Expense        Tax
                                                         -------------------------------------------
Unrealized gain on available for sale securities          $   6           $  --           $   6
Less: reclassification adjustment for gains
   realized in net loss                                     272             108             164
                                                          --------------------------------------

     Net unrealized loss                                  $(266)          $(108)          $(158)
                                                          ======================================

                      The Banc Corporation and Subsidiaries

3.       LOANS

At December 31, 1998 and 1997 the composition of the loan portfolio was as follows:

                                      1998               1997
                                    --------------------------
                                          (in thousands)
Commercial and industrial           $138,190          $ 72,086
Real estate - construction            35,647            17,730
Real estate - mortgage               115,894            78,071
Consumer                              67,968            47,187
All other loans                        8,468             2,995
                                    --------------------------
Total loans                         $366,167          $218,069
                                    ==========================

At December 31, 1998 and 1997 the Corporation's recorded investment in loans considered to be impaired under SFAS No. 114 was $894,000 and $300,000, respectively. There was approximately $134,000 and $29,000 at December 31, 1998 and 1997, respectively, in the allowance for loan losses specifically allocated to impaired loans. The average recorded investment in impaired loans during 1998, 1997 and 1996 was approximately $598,000, $258,000 and $215,000, respectively. No material amount of interest income was recognized on impaired loans for the years ended December 31, 1998, 1997 and 1996.

The Corporation has no commitments to loan additional funds to the borrowers whose loans are on nonaccrual.

4.       ALLOWANCE FOR LOAN LOSSES

A summary of the allowance for loan losses for the years ended December 31, 1998, 1997 and 1996 follows:

                                        1998              1997              1996
                                      -------------------------------------------
                                                     (in thousands)
Balance at beginning of year          $ 2,516           $ 1,760           $ 1,477
Allowance of acquired bank                368                --                --
Provision for loan losses               3,433             1,849               966
Loan charge-offs                       (2,354)           (1,373)             (844)
Recoveries                                570               280               161
                                      -------------------------------------------
Balance at end of year                $ 4,533           $ 2,516           $ 1,760
                                      ===========================================

                      The Banc Corporation and Subsidiaries

5.       PREMISES AND EQUIPMENT AND LEASES

Components of premises and equipment at December 31, 1998 and 1997 are as follows:

                                                         1998                1997
                                                        ---------------------------
                                                               (in thousands)
Land                                                    $  3,534           $  3,137
Premises                                                  20,141              7,064
Furniture and equipment                                    9,440              6,885
                                                        ---------------------------
                                                          33,115             17,086
Less accumulated depreciation and amortization            (5,227)            (4,473)
                                                        ---------------------------
Net book value of premises and
   equipment in service                                   27,888             12,613
Real estate under renovation                                 627              4,678
                                                        ---------------------------
Total                                                   $ 28,515           $ 17,291
                                                        ===========================

Depreciation expense for the years ended December 31, 1998, 1997 and 1996 was $1,634,000, $965,000 and $698,000, respectively.

Emerald Coast Bank leases all of its branch buildings under operating leases expiring through 2003. The leases require payment of taxes, insurance and maintenance costs in addition to rental payments. In addition, three of the four building leases have two five-year renewal options.

Future minimum lease payments under operating leases for the years indicated below are summarized as follows (in thousands):

                    1999                                     $  415
                    2000                                        403
                    2001                                        392
                    2002                                        392
                    2003                                        200
                                                             ------

        Total                                                $1,802
                                                             ======

                      The Banc Corporation and Subsidiaries

5.       PREMISES AND EQUIPMENT AND LEASES (CONTINUED)

Rental expense relating to operating leases amounted to approximately $201,000, $52,000, and $45,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

6.       DEPOSITS

The following schedule details interest expense on deposits:

                                                   YEAR ENDED DECEMBER 31
                                          1998              1997            1996
                                         ----------------------------------------
                                                      (in thousands)
Interest-bearing demand                  $ 3,030          $ 1,859          $1,045
Savings                                      743              791             796
Time deposits $100,000 and over
                                           3,371            2,811           2,123
Other time                                 8,184            6,362           4,033
                                         ----------------------------------------
Total                                    $15,328          $11,823          $7,997
                                         ========================================

At December 31, 1998, the scheduled maturities of time deposits are as follows (in thousands):

1999                                  $151,400
2000                                    40,969
2001                                     6,502
2002                                     4,124
2003 and thereafter                     14,038
                                      --------
                                      $217,033
                                      ========

                      The Banc Corporation and Subsidiaries

7.       ADVANCES FROM FEDERAL HOME LOAN BANK (FHLB) AND OTHER BORROWED FUNDS

The following is a summary of advances from the FHLB as of December 31, 1998 (in thousands):

   Maturity Date                         Interest Rate              Amount
July 10, 2008                                4.99%                 $ 3,000
June 23, 2008                                5.51%                   1,500
March 26, 2008                               5.51%                   1,000
April 2, 2003                                5.52%                   2,000
February 6, 2003                             4.99%                  15,660
                                                                   -------
                                                                   $23,160
                                                                   =======

The advances are secured by FHLB stock and a blanket lien on certain residential real estate loans with a carrying value of approximately $61,822,000 at December 31, 1998.

The Corporation had federal funds purchased outstanding of $3,150,000 and $7,670,000 at December 31, 1998 and 1997, respectively.

8.       STOCK OPTION PLANS AND RESTRICTED STOCK

The Corporation has established a stock option plan for directors and certain key employees that provide for the granting of incentive and nonqualified options to purchase up to 1,000,000 shares of the Corporation's common stock. The terms of the options granted are determined by the compensation committee of the Board of Directors. All options granted have a maximum term of ten years, and the option price per share of options granted cannot be less than the fair market value of the Corporation's common stock on the grant date. All options granted during 1998 under this plan vest 20% on the grant date immediately and an additional 20% annually on the anniversary of the grant date.

In addition, the Corporation assumed the Commerce Bank of Alabama Incentive Stock Compensation Plan concurrent with the Commerce merger. Options to purchase 82,396 shares of the Corporation's common stock have been granted under this plan. No additional options may be granted under this plan.

Emerald, which merged with the Corporation on February 12, 1999, granted to officers options to purchase 10,177 shares in 1998, 10,177 shares in 1997 and 61,060 shares in 1996,

                      The Banc Corporation and Subsidiaries

8.       STOCK OPTION PLANS AND RESTRICTED STOCK (CONTINUED)

on an equivalent Corporation shares basis. These options were issued at a price approximating fair value at the date of the grant. These options vested immediately and had no expiration date. All of these options were exercised one day prior to the merger.

For purposes of the following disclosures, the number and exercise prices for options granted by entities which merged with the Corporation during 1998 and options granted by Emerald, have been converted to equivalent amounts for the Corporation based on the exchange ratios in the mergers.

                                                                       DECEMBER 31
                                                1998                      1997                      1996
                                        --------------------------------------------------------------------------
                                                     WEIGHTED-                  WEIGHTED-                WEIGHTED-
                                                     AVERAGE                    AVERAGE                  AVERAGE
                                                     EXERCISE                   EXERCISE                 EXERCISE
                                         NUMBER       PRICE        NUMBER        PRICE       NUMBER       PRICE
                                        --------------------------------------------------------------------------
Under option, beginning of year          202,589      $ 4.70       186,575       $4.64        64,213      $4.28
   Granted                               466,677       10.87        16,014        5.40       134,038       4.79
   Exercised                              48,460        3.65             -          -         11,675       4.28
                                        ========                  ========                  ========
Under option, end of year                620,806        9.52       202,589        4.71       186,576       4.64
                                        ========                  ========                  ========

Exercisable at end of year               255,606                   196,751                   178,402
                                        ========                  ========                  ========

Weighted-average fair value per
   option of options granted
   during the year                      $   5.49                  $   1.22                  $   1.20
                                        ========                  ========                  ========

A further summary about options outstanding at December 31, 1998 is as follows:

                                     OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                    ------------------------------------------------------------------------------------
                                          WEIGHTED-           WEIGHTED-                        WEIGHTED-
                                           AVERAGE             AVERAGE                          AVERAGE
     EXERCISE            NUMBER          CONTRACTUAL          EXERCISE          NUMBER         EXERCISE
      PRICE           OUTSTANDING     LIFE IN YEARS (1)         PRICE        OUTSTANDING         PRICE
--------------------------------------------------------------------------------------------------------
     $ 4.30               46,700             6.5                $ 4.30           46,700          $ 4.30
       4.91               81,413             -                    4.91           81,413            4.91
       6.24               36,193             7.6                  6.24           36,193            6.24
      11.00              456,500            10.0                 11.00           91,300           11.00
                         =======                                                =======
                         620,806             9.5                  9.42          255,606            7.16
                         =======                                                =======

(1) Excludes options granted by Emerald, which did not expire.

                      The Banc Corporation and Subsidiaries

8. STOCK OPTION PLANS AND RESTRICTED STOCK (CONTINUED)

The Corporation recognizes compensation cost for stock-based employee compensation awards in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees. The Corporation recognized no compensation cost for stock-based employee compensation awards for the years ended December 31, 1998, 1997 and 1996. If the Corporation had recognized compensation cost in accordance with SFAS No. 123, net income and earnings per share would have been reduced as follows (amounts in thousands, except per share data):

                                                                 DECEMBER 31
                                                1998                1997               1996
                                              ----------------------------------------------
Net (loss) income:
  As reported                                 $  (367)            $ 1,678            $ 1,103
  Pro forma                                    (1,981)              1,666                998
Basic net (loss) income per share:
  As reported                                 $  (.03)            $   .20            $   .15
  Pro forma                                      (.18)                .20                .14
Diluted net (loss) income per share:
  As reported                                    (.03)                .20                .15
  Pro forma                                      (.18)                .19                .14

The fair value of the options granted in 1998 was based upon the Black-Scholes pricing model using the following assumptions:

Risk-free interest rate                                                                         6.44%
Expected life of the options                                                                    6 years
Expected dividends (as a percent of the fair value of the stock)                                0.00%
Expected volatility                                                                            .424%

Emerald issued 24,424 shares (on an equivalent Corporation shares basis) under the terms of a Restricted Stock Award Agreement between Emerald and its Chairman and Chief Executive Officer. All restricted shares vested in 1998 as a result of the pending merger with the Corporation. Compensation expense of $114,000 has been recognized in 1998 relating to these shares.

                      The Banc Corporation and Subsidiaries

9.       RETIREMENT PLANS

Warrior, which merged with the Corporation on September 24, 1998, sponsors a defined benefit plan ("Plan") that provides retirement, disability and death benefits. All employees of Warrior over age 21 are eligible to participate in the plan after the completion of one year of service. The Corporation contributes amounts to the pension funds sufficient to satisfy funding requirements of the Employee Retirement Income Security Act. The net periodic pension costs and the prepaid pension costs related to the Plan are not material to the Corporation's financial condition and results of operations.

The Corporation sponsors a profit-sharing plan which permits participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet certain age and length of service requirements. The Corporation matches contributions at its discretion. The Corporation's contributions to the plan were $179,000, $170,000 and $147,000 in 1998, 1997 and 1996, respectively.

10.      INCOME TAXES

The components of the income tax (benefit) expense are as follows (in thousands):

                                              1998            1997            1996
                                            ---------------------------------------
Current:
   Federal                                  $   427           $ 730           $ 671
   State                                         38             133              97
   Benefit of net operating loss
     carryforwards (NOL)                       (153)           (162)             --
                                            ---------------------------------------
Total current expense                           312             701             768
Deferred tax benefit expense                 (1,290)             (5)           (378)
                                            ---------------------------------------
Total income tax (benefit) expense          $  (978)          $ 696           $ 390
                                            =======================================

                      The Banc Corporation and Subsidiaries

10.      INCOME TAXES (CONTINUED)

Significant components of the Corporation's deferred tax assets and liabilities as of December 31, 1998 and 1997 are as follows (in thousands):

                                                                         1998             1997
                                                                       ------------------------
Deferred tax assets:
   Rehabilitation tax credit                                           $1,737           $   --
   Provision for loan losses                                            1,565              797
   NOL carryover                                                          235              397
   Alternative minimum tax credit carryover                                47               95
   Other                                                                  127              193
                                                                       -----------------------
Total deferred assets before valuation allowance                        3,711            1,482
Valuation allowance                                                      (200)              --
                                                                       -----------------------
Total deferred tax assets after valuation allowance                     3,511            1,482
Deferred tax liabilities:
   Difference in book and tax basis of premises and equipment
                                                                        1,445              816
   Purchase accounting adjustments                                        318               --
   Depreciation                                                           265              305
   Cash to accrual basis adjustment                                        81              138
   Unrealized gain on securities                                           77              184
   Other                                                                    7              182
                                                                       -----------------------
Total deferred tax liabilities                                          2,193            1,625
                                                                       -----------------------
Net deferred tax asset (liability)                                     $1,318           $ (143)
                                                                       =======================

                      The Banc Corporation and Subsidiaries

10.      INCOME TAXES (CONTINUED)

The effective tax rate differs from the expected tax using statutory rate of 34%. Reconciliation between the expected tax and the actual income tax (benefit) expense follows (in thousands):

                                                                1998            1997            1996
                                                              ---------------------------------------
Expected (benefit) tax at 34% of income before taxes          $  (458)          $ 807           $ 507
Add (deduct):
   Rehabilitation tax credit                                   (1,737)             --              --
   State income taxes, net of federal tax benefit                 (12)             65              53
   Effect of interest income exempt from Federal
     income taxes                                                (254)           (185)           (219)
   Nondeductible merger costs                                     447              --              --
   Basis reduction                                                590              --              --
   Valuation Allowance                                            200              --              --
   Other items - net                                              246               9              49
                                                              ---------------------------------------
Income tax (benefit) expense                                  $  (978)          $ 696           $ 390
                                                              =======================================

The Corporation has generated a rehabilitation tax credit of $1,737,000 during 1998 which can be carried forward and utilized through 2019. This credit was established as a result of the restoration and enhancement of the John A. Hand building, which is designated as a Historical Structure and serves as the corporate headquarters for the Corporation. This credit is equal to 20% of certain qualified expenditures incurred by the Corporation prior to December 31, 1998.

At December 31, 1998, the Corporation had net operating loss carryforwards for federal tax purposes of $595,000, which will expire in 2011 and 2012.

Income taxes paid were $455,000, $889,000 and $796,000 for the years ended December 31, 1998, 1997 and 1996, respectively. Applicable income tax expense of $108,000, $87,000 and $21,000 on securities gains for the years ended December 31, 1998, 1997 and 1996, respectively, is included in income taxes.

                      The Banc Corporation and Subsidiaries

11.      RELATED PARTY TRANSACTIONS

The Corporation has entered into transactions with its directors, executive officers, significant stockholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 1998 and 1997 were $19,036,000 and $9,575,000, respectively.

Activity during the year ended December 31, 1998 is summarized as follows (in thousands):

       BALANCE                                                                                  BALANCE
     DECEMBER 31,                                                                            DECEMBER 31,
         1997                ADVANCES             REPAYMENTS         RECLASSIFICATION            1998
---------------------------------------------------------------------------------------------------------
        $9,575                $25,193             $(10,930)              $(4,802)               $19,036
=========================================================================================================

At December 31, 1998, the outstanding deposits of such related parties amounted to approximately $25,814,000.

During 1997 the Corporation, through its predecessor Warrior, purchased a twenty-one story building in downtown Birmingham from Taylor Acquisition Corporation, a corporation owned by James A. Taylor, Sr., Chairman and Chief Executive Officer of the Corporation and certain family members. The building was purchased through the issuance of 1,535 shares of Warrior common stock (equivalent to 460,500 shares of the Corporation) and, in addition, the Corporation assumed $1,513,000 in outstanding debt on the property. The building and related equipment have been capitalized at the appraised fair value of $3,718,000.

In July 1998, Emerald sold the land and building of its main office building and two branch offices to an entity under the control of certain members of Emerald's Board of Directors for their fair value of approximately $3,795,000. The sales were accounted for under a sale-leaseback arrangement. The total deferred gain on the sales of $87,000 is being amortized into income over the lease terms. At December 31, 1998, the remaining deferred gain was $79,000. Terms of the leases are described in Note 5. Rental expense under these operating leases amounted to approximately $163,000 in 1998.

                      The Banc Corporation and Subsidiaries

12.      COMMITMENTS AND CONTINGENCIES

The supplemental consolidated financial statements do not reflect the Corporation's various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit and standby letters of credit. The following is a summary of the Corporation's maximum exposure to credit loss for loan commitments and standby letters of credit (in thousands):

                                             DECEMBER 31
                                        1998             1997
                                      ------------------------
Commitments to extend credit          $47,670          $20,764
Standby letters of credit               2,341            1,131

Commitments to extend credit and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Corporation's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded in the supplemental consolidated statement of financial condition. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Corporation.

The Corporation is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the supplemental consolidated financial statements.

                      The Banc Corporation and Subsidiaries

13.      BUSINESS COMBINATIONS AND MERGER RELATED COSTS

The Corporation has completed the following business combinations during 1998:


                                                                                                  Accounting
       Date                    Institution             Total Assets         Consideration         Treatment
------------------------------------------------------------------------------------------------------------
                                                         (dollars in
                                                           millions)
September 24        Warrior Capital Corporation              $ 84         5,448,000 shares of        Pooling
                                                                             common stock
October 16          Commercial Bancshares of                   42         $7,300,000 cash            Purchase
                                                                             Roanoke, Inc.
October 30          City National Corporation                  84         2,026,579 shares of        Pooling
                                                                             common stock
October 30          First Citizens Bancorp, Inc.               35         652,859 shares of          Pooling
                                                                             common stock
November 6          Commerce Bank of Alabama                  105         1,547,198 shares of        Pooling
                                                                             common stock

The following table presents financial information contributed by the pooled companies during 1998 prior to the consummation of the mergers (in thousands):

                               NET INTEREST INCOME       NET INCOME (LOSS)
                               -------------------------------------------
Net interest income
   Warrior                           $2,908                  $ 387
   Commerce                           3,714                   (404)
   First Citizens                     1,706                    175
   City National                      3,231                   (209)

                      The Banc Corporation and Subsidiaries

13.      BUSINESS COMBINATIONS AND MERGER RELATED COSTS (CONTINUED)

On February 12, 1999, the Corporation consummated the merger with Emerald. On a supplemental consolidated basis, Emerald contributed $3,149,000 of net interest income and $72,000 of net income ($.06 per equivalent share of Corporation common stock) during 1998.

The following table presents net interest income, net income and net income per common share of the combining entities on a historical and a historical combined basis, and on a supplemental combined basis (amounts in thousands, except per share data):

                                                                  1997              1996
                                                                -------------------------
Net interest income:
   Warrior                                                      $ 3,152            $2,826
   Commerce                                                       3,485             1,886
   First Citizens                                                 1,742             1,429
   City National                                                  3,810             3,566
                                                                -------------------------
Historical combined                                              12,189             9,707
   Emerald                                                        1,563               242
                                                                -------------------------
Supplemental combined                                           $13,752            $9,949
                                                                =========================

Net income (loss):
   Warrior                                                      $   798            $  790
   Commerce                                                         228              (293)
   First Citizens                                                   423               400
   City National                                                    625               560
                                                                -------------------------
Historical combined                                               2,074             1,457
   Emerald                                                         (396)             (354)
                                                                -------------------------
Supplemental combined                                           $ 1,678            $1,103
                                                                =========================

Net income (loss) per equivalent share of Corporation:

     Warrior                                                    $   .26            $  .29
     Commerce                                                       .15              (.20)
     First Citizens                                                 .68               .64
     City National                                                  .31               .28
     Historical combined                                            .29               .21
     Emerald                                                       (.31)             (.28)(1)
     Supplemental combined                                          .20               .15

(1) For the four month period ended December 31, 1996. Emerald Coast Bank was formed August 30, 1996.


                      The Banc Corporation and Subsidiaries

13.      BUSINESS COMBINATIONS AND MERGER RELATED COSTS (CONTINUED)

The Corporation's supplemental consolidated financial statements include the results of operations of Roanoke only from October 16, 1998, its date of acquisition. The following unaudited summary information presents the supplemental consolidated results of operations of the Corporation on a pro forma basis, as if Commercial Bancshares of Roanoke, had been acquired on January 1, 1997. The pro forma summary information does not necessarily reflect the results of operations that would have occurred, if the acquisition had occurred as of the beginning of the periods presented, or of results that may occur in the future.

                                                    1998              1997
                                                 -------------------------
Interest income                                  $36,324           $28,818
Interest expense                                  16,996            13,259
                                                 -------------------------
    Net interest income                           19,328            15,559
Provision for loan losses                          3,776             2,250
Noninterest income                                 4,010             3,300
Noninterest expense                               20,760            13,858
                                                 -------------------------
    (Loss) income before income taxes
                                                  (1,198)            2,751
Income tax (benefit) expense                        (941)              765
                                                 -------------------------
Net (loss) income                                $  (257)          $ 1,986
                                                 =========================

Basic and  diluted  net  (loss)  income
  per common share                               $  (.03)          $   .20
                                                 =========================

Total intangible assets recorded in connection with this transaction of approximately $483,000 are being amortized on a straight-line basis over 15 years.

In 1998, the Corporation incurred and recognized a pre-tax, non-recurring merger and consolidation charge of $1,466,000 related to the mergers with Warrior, Commerce, First Citizens, and City National. The charge consisted of professional and other fees associated with the mergers ($1,314,000) and obsolete equipment write-offs ($152,000).

The Corporation recorded $152,000 of write-offs related primarily to computer equipment and software impaired as a result of the Corporation's consolidation of certain back-office and branch operations, and instituting efficiencies through alteration and elimination of activities of the combining enterprises.

                      The Banc Corporation and Subsidiaries

13.      BUSINESS COMBINATIONS AND MERGER RELATED COSTS (CONTINUED)

The Corporation's other business combinations pending as of December 31, 1998, or announced thereafter, are as follows (unaudited):


                                                                                      Anticipated
                                       Asset Size                                      Accounting
          Institution               (in millions) (1)          Consideration           Treatment
-------------------------------------------------------------------------------------------------
C&L Banking Corporation                   $49              Corporation Common Stock     Pooling
C&L Bank of Blountstown                    57              Corporation Common Stock     Pooling
BankersTrust of Alabama, Inc.              45              Corporation Common Stock     Purchase

(1) As of September 30, 1998 for BankersTrust of Alabama, Inc.; all others as of December 31, 1998.


14.      REGULATORY RESTRICTIONS

The Corporation's subsidiaries are required to maintain reserve balances with the Federal Reserve Bank. The amount of reserve balances maintained as of December 31, 1998 was $1,447,000.

The primary source of funds available to the Corporation is the payment of dividends by its subsidiary. Banking regulations limit the amount of dividends that may be paid without prior approval of the subsidiaries regulatory agency. Approximately $486,000 in retained earnings are available to be paid as dividends by the subsidiaries at December 31, 1998.

The Corporation and its subsidiaries are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and its subsidiaries must meet specific capital guidelines that involve quantitative measures of the Corporation's and its subsidiaries' assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Corporation's and its subsidiaries' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                      The Banc Corporation and Subsidiaries

14.      REGULATORY RESTRICTIONS (CONTINUED)

Quantitative measures established by regulation to ensure capital adequacy require the Corporation and its subsidiaries to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998 and 1997 that the Corporation and its subsidiaries meet all capital adequacy requirements to which it is subject.

As of December 31, 1998 and 1997, the most recent notification from the FDIC categorized the subsidiaries as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Corporation and its subsidiaries must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                      The Banc Corporation and Subsidiaries

14.      REGULATORY RESTRICTIONS (CONTINUED)

The Corporation and its subsidiaries actual capital amounts and ratios are also presented in the table (dollars in thousands).

                                                                                    FOR CAPITAL      TO BE WELL CAPITALIZED UNDER
                                                                                     ADEQUACY          PROMPT CORRECTIVE ACTION
                                                           ACTUAL                    PURPOSES                 PROVISIONS
                                                   ------------------------------------------------------------------------------
                                                    AMOUNT       RATIO         AMOUNT        RATIO       AMOUNT       RATIO
                                                   ------------------------------------------------------------------------------
As of December 31, 1998:
   Total Capital (to Risk Weighted Assets):
     Corporation                                   $60,923       14.99%       $32,519        8.00%      $40,649       10.00%
     The Bank                                       38,485       11.85         25,971        8.00        32,464       10.00
     Emerald Coast Bank                              6,283        9.50          5,293        8.00         6,618       10.00
   Tier I Capital (to Risk Weighted Assets):
     Corporation                                    56,393       13.87         16,260        4.00        24,389        6.00
     The Bank                                       34,626       10.67         12,985        4.00        19,478        6.00
     Emerald Coast Bank                              5,609        8.48          2,646        4.00         3,969        6.00
   Tier I Capital (to Average Assets):
     Corporation                                    56,393       11.01         20,482        4.00        25,603        5.00
     The Bank                                       34,626        8.32         16,646        4.00        20,808        5.00
     Emerald Coast Bank                              5,609        6.92          3,244        4.00         4,055        5.00
As of December 31, 1997:
   Total Capital (to Risk Weighted Assets):
     Corporation                                    47,364       19.31         19,624        8.00        24,530       10.00
     The Bank                                       30,350       15.46         15,705        8.00        19,631       10.00
     Emerald Coast Bank                              5,870       13.50          3,479        8.00         4,349       10.00
   Tier I Capital (to Risk Weighted Assets):
     Corporation                                    44,847       18.28          9,812        4.00        14,718        6.00
     The Bank                                       28,221       14.37          7,856        4.00        11,783        6.00
     Emerald Coast Bank                              5,482       12.60          1,740        4.00         2,610        6.00
   Tier I Capital (to Average Assets):
     Corporation                                    44,847       13.59         13,917        4.00        16,497        5.00
     The Bank                                       28,221       10.08         11,199        4.00        13,999        5.00
     Emerald Coast Bank                              5,482       10.47          2,093        4.00         2,617        5.00

                      The Banc Corporation and Subsidiaries

In February, 1999, Emerald Coast Bank changed its charter from a state bank to a federal thrift. The minimum requirements for capital adequacy purposes for a thrift are a total capital to risk weighted assets ratio of 8%, a tier 1 capital to adjusted total assets rating of 3%, and a tangible capital to adjusted total assets ratio of 1.5%. Management believes Emerald Coast Bank will meet these minimum capital requirements during 1999.

                      The Banc Corporation and Subsidiaries

15.      FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Corporation in estimating fair values of financial instruments as disclosed herein:

Cash and short-term instruments. The carrying amounts of cash and short-term instruments approximate their fair value.

Securities available-for-sale and securities held-to maturity. Fair values for securities are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

Mortgage loans held for sale. The carrying amounts of mortgage loans held for sale approximate their fair value.

Net loans. Fair values for variable-rate loans that reprice frequently and have no significant change in credit risk are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Accrued interest receivable. The carrying amounts of accrued interest receivable approximate their fair values.

Deposits. The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit ("CDs") approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Advances from FHLB. Rates currently available to the Corporation for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

                      The Banc Corporation and Subsidiaries

15.      FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

Other borrowed funds. The carrying amounts of other borrowed funds approximate their fair values.

Off-balance sheet items. The fair values of commitments to extend credit and standby letters of credit are not material to the Corporation's financial condition.

Limitations. Fair value estimates are made at a specific point of time and are based on relevant market information which is continuously changing. Because no quoted market prices exist for a significant portion of the Corporation's financial instruments, fair values for such instruments are based on management's assumptions with respect to future economic conditions, estimated discount rates, estimates of the amount and timing of future cash flows, expected loss experience, and other factors. These estimates are subjective in nature involving uncertainties and matters of significant judgment; therefore, they cannot be determined with precision. Changes in the assumptions could significantly affect the estimates.

The estimated fair values of the Corporation's financial instruments are as follows:

                                                     DECEMBER 31, 1998            DECEMBER 31, 1997
                                                  CARRYING          FAIR        CARRYING         FAIR
                                                   AMOUNT          VALUE         AMOUNT          VALUE
                                                  -----------------------------------------------------
                                                                        (in thousands)
Financial assets:
   Cash and due from banks                        $ 25,595       $ 25,595       $ 15,020       $ 15,020
   Interest bearing deposits in other
     banks                                             158            158            200            200
   Federal funds sold                               14,435         14,435         27,605         27,605
   Securities available for sale                    77,442         77,442         56,142         56,142
   Securities held-to-maturity                          --             --         26,298         26,309
   Mortgage loans held for sale                      4,898          4,898             --             --
   Net loans                                       360,846        365,167        214,314        216,703
   Accrued interest receivable                       3,791          3,791          3,194          3,194
Financial liabilities:
   Deposits                                        435,366        437,119        306,785        304,176
   Advances from FHLB                               23,160         23,166             --             --
   Other borrowed funds                              3,700          3,700          8,229          8,229

                      The Banc Corporation and Subsidiaries

16.      OTHER NONINTEREST EXPENSE

Other noninterest expense consisted of the following (in thousands):

                                            YEAR ENDED DECEMBER 31
                                        1998         1997         1996
                                       --------------------------------

Professional fees                      $1,031       $  522       $  347
Directors fees                            560          293          249
Insurance and assessments                 311          209          172
Postage, stationery and supplies
                                          729          417          426
Advertising                               358          259          189
Other operating expense                 2,585        1,705        1,478
                                       --------------------------------
Total                                  $5,574       $3,405       $2,881
                                       ================================


17.      CONCENTRATIONS OF CREDIT RISK

All of the Corporation's loans, commitments and standby letters of credit have been granted to customers in the Corporation's market area. The concentrations of credit by type of loan or commitment are set forth in Notes 3 and 12, respectively.

The Corporation maintains cash balances and federal funds sold at several financial institutions in Alabama and Florida. Cash balances at each institution are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to $100,000. At various times throughout the year cash balances held at these institutions will exceed federally insured limits. The Bank's management monitors these institutions on a quarterly basis in order to determine that the institutions meet "well-capitalized" guidelines as established by the FDIC.

                      The Banc Corporation and Subsidiaries

18.      NET (LOSS) INCOME PER SHARE

The following table sets forth the computation of basic net (loss) income per common share and diluted net (loss) income per common share (in thousands, except per share amounts):

                                                       1998          1997         1996
                                                     ----------------------------------
Numerator:
   For basic and diluted, net (loss) income          $  (367)       $1,678       $1,103
                                                     ==================================

Denominator:
   For basic, weighted average common shares
     outstanding                                      11,011         8,449        7,217
   Effect of dilutive stock options                       --           119           97
                                                     ==================================
     Average diluted common shares outstanding
                                                      11,011         8,568        7,314
                                                     ==================================

Basic and diluted net (loss) income per common
   share                                             $  (.03)       $  .20       $  .15
                                                     ==================================

                      The Banc Corporation and Subsidiaries

19.      PARENT COMPANY

The condensed financial information for The Banc Corporation (Parent Company only) is presented as follows (in thousands):

                                                    DECEMBER 31
                                                 1998          1997
                                                ---------------------
STATEMENTS OF FINANCIAL CONDITION
Assets:
   Cash                                         $ 2,536       $ 6,783
   Investment in subsidiaries                    40,674        34,312
   Intangibles, net                                 444           415
   Premises and equipment - net                  15,012         4,822
   Other assets                                     674           279
                                                ---------------------
                                                $59,340       $46,611
                                                =====================
Liabilities:
   Accounts payable and deferred taxes          $   965       $   816
   Dividends payable                                 --            40
   Accrued expenses and other liabilities         1,164           258
Stockholders' equity                             57,211        45,497
                                                ---------------------
                                                $59,340       $46,611
                                                =====================

                                                  YEAR ENDED DECEMBER 31
                                              1998          1997         1996
                                            -----------------------------------
STATEMENTS OF OPERATIONS
Income:
   Dividends from subsidiaries              $ 2,370        $  269       $   401
   Interest                                     199            67             2
   Other income                                 515            95           124
                                            -----------------------------------
                                              3,084           431           527
Expense:
   Directors' fees                              194           136            98
   Salaries and benefits                        529            94            77
   Occupancy expense                            250            --            --
   Interest expense                              81            --            --
   Other                                      1,117            70            46
                                            -----------------------------------
                                              2,171           300           221
                                            -----------------------------------
Income before income taxes and
   equity in undistributed earnings
   of subsidiaries                              913           131           306
Income tax benefit (expense)                  1,321            48           (27)
                                            -----------------------------------
Income before equity in undistributed
   earnings of subsidiaries                   2,234           179           279
Equity in undistributed (loss)
   earnings of subsidiaries                  (2,601)        1,499           824
                                            -----------------------------------
Net (loss) income                           $  (367)       $1,678       $ 1,103
                                            ===================================

                      The Banc Corporation and Subsidiaries

19.      PARENT COMPANY (CONTINUED)

                                                                 YEAR ENDED DECEMBER 31
                                                          1998            1997           1996
                                                        --------        --------        -------
STATEMENTS OF CASH FLOWS
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income                                       $   (367)       $  1,678        $ 1,103
Adjustments to reconcile net (loss) income to net
   cash provided by operating activities:
     Amortization and depreciation expense                   171              25             21
     Equity in undistributed loss (earnings) of
       subsidiary                                          2,601          (1,499)          (824)
     Increase (decrease) in other liabilities                786              62           (139)
     (Increase) decrease in other assets                  (1,181)           (194)            70
                                                        --------        --------        -------
Net cash provided by operating activities                  2,010              72            231

NET CASH USED IN INVESTING ACTIVITIES
Purchases of premises and equipment                       (9,102)           (141)            --
Net cash paid in acquisition                              (5,390)             --             --
Maturity of investment securities
   available for sale                                        500              --             --
Sale of investment securities
   available for sale                                        246              --             --
Proceeds from other receivables                              329              30             --
Capital contribution to subsidiary                        (5,000)             --             --
                                                        --------        --------        -------
Net cash used in investing activities                    (18,417)           (111)            --

CASH USED IN FINANCING ACTIVITIES
Dividends paid by pooled subsidiary                         (121)           (389)          (364)
Proceeds from issuance of common stock                    12,281          17,878             --
Repurchase of common stock                                    --          (9,496)           (16)
Decrease in notes payable                                     --              --            (30)
Payment on assumed debt                                       --          (1,513)            --
                                                        --------        --------        -------
Net cash provided (used) by financing activities          12,160           6,480           (410)

Net (decrease) increase in cash                           (4,247)          6,441           (179)
Cash at beginning of year                                  6,783             342            521
                                                        --------        --------        -------
Cash at end of year                                     $  2,536        $  6,783        $   342
                                                        ========        ========        =======

                      The Banc Corporation and Subsidiaries

20.      SELECTED QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

A summary of the unaudited results of operations for each quarter of 1998 and 1997 follows (in thousands, except per share data):

                                             First         Second         Third          Fourth
                                            Quarter       Quarter        Quarter        Quarter
                                            ---------------------------------------------------
1998
Total interest income                        $7,309       $ 7,738        $ 9,031        $ 9,931
Total interest expense                        3,508         3,529          4,158          4,723
Net interest income                           3,801         4,209          4,873          5,208
Provision for loan losses                       410           623          2,190            210
Securities gains                                 --            62            148             62
Merger related costs                             --            --             --          1,466
Income (loss) before income taxes               883           669         (2,283)          (614)
Net income (loss)                               652           695         (1,324)          (390)
Basic  and diluted net income
   (loss) per share                             .06           .07          (0.13)         (0.03)

1997
Total interest income                        $5,686       $ 6,207        $ 6,652        $ 7,159
Total interest expense                        2,616         2,886          3,143          3,307
Net interest income                           3,070         3,321          3,509          3,852
Provision for loan losses                       431           324            336            758
Securities (losses) gains                        --            (1)            98            120
Income before income taxes                      518           633            868            355
Net income                                      376           448            464            390
Basic and diluted net income per share          .05           .05            .06            .04

21.      SEGMENT REPORTING

The Corporation has two reportable segments, the Alabama Region and the Florida Region. The Alabama Region consists of operations located throughout the state of Alabama. The Florida Region consists of operations located in the panhandle of Florida. The Corporation's reportable segments are managed as separate business units because they are located in different geographic areas. Both



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


                      The Banc Corporation and Subsidiaries

       Notes to Supplemental Consolidated Financial Statements (continued)


segments derive revenues from the delivery of financial services. These services include commercial loan, mortgage loans, consumer loans, deposit accounts, and other financial services.

The Corporation evaluates performance and allocates resources based on profit or loss from operations. There are no material intersegment sales or transfers. Net interest revenue is used as the basis for performance evaluation rather than its components, total interest revenue and total interest expense. The accounting policies used by each reportable segment are the same as those discussed in Note 1. All costs have been allocated to the reportable segments. Therefore, combined segment amounts agree to the consolidated totals.

                               ALABAMA        FLORIDA
                                REGION         REGION         COMBINED
                               ---------------------------------------
1998
Net interest income           $ 14,942        $ 3,149        $ 18,091
Provision for loan loss          3,094            339           3,433
Non-interest income              2,617            604           3,221
Non-interest expense            15,926          3,298          19,224
Income tax (benefit) expense    (1,022)            44            (978)
   Net (loss) income              (439)            72            (367)
Total assets                   440,845         83,549         524,394

1997
Net interest income             12,189          1,563          13,752
Provision for loan loss          1,516            333           1,849
Non-interest income              2,205            115           2,320
Non-interest expense             9,913          1,936          11,849
Income tax expense (benefit)       891           (195)            696
   Net income (loss)             2,074           (396)          1,678
Total assets                   307,713         55,997         363,710

1996
Net interest income              9,707            242           9,949
Provision for loan loss            896             70             966
Non-interest income              1,956             10           1,966
Non-interest expense             8,663            793           9,456
Income tax expense (benefit)       647           (257)            390
   Net income (loss)             1,457           (354)          1,103
Total assets                   250,955         21,217         272,172

                      The Banc Corporation and Subsidiaries

22.  SUBSEQUENT EVENT

In January 1999, the underwriters of the Corporation's public offering exercised their option to purchase an additional 150,000 shares of the Corporation's $.001 par value common stock at $11.00 per share, providing $1,534,500 which was used for working capital.

In December 1998, Emerald Coast Bank received approval from the Office of Thrift Supervision to change its charter to a federal thrift from a state bank. The change to a federal thrift charter was completed in February 1999.



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